Exhibit 16.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

March 18, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read the statement made by Big Tree Cloud Holdings Limited of its form 6K dated March 18, 2026. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Big Tree Cloud Holdings Limited contained therein.

Yours truly,

/s/ Audit Alliance LLP